LICENSE AGREEMENT

         This Agreement, effective as of the 27th day of May, 1997 ("the Effective Date"), is by and between Specialized Health Products, Inc., a corporation of the State of Utah, having a place of business at 655 E. Medical Drive, Bountiful, Utah 84010 and Becton, Dickinson and Company, a corporation of the State of New Jersey, having a place of business at 1 Becton Drive, Franklin Lakes, New Jersey 07417.

                                   WITNESSETH:
          WHEREAS, SHP (defined in Article I paragraph 2) is the owner of the entire right, title and interest in and to U.S. Patent No. 5,480,385 entitled "Self Retracting Medical Needle Apparatus And Methods" having an issue date of January 2, 1996; U.S. Patent No. 5,487,734 entitled "Self Retracting Catheter Needle Apparatus And Methods" having an issue date of January 30, 1996; U.S. Patent No. 5,542,927 entitled "Self Retracting Syringe Needle Apparatus And Methods" having an issue date of August 6, 1996; U.S. Patent No. 5,549,708 entitled "Self Retracting Medical Needle Apparatus And Methods" having an issue date of August 27, 1996; and U.S. Patent No. 5,616,135 entitled "Self Retracting Medical Needle Apparatus And Methods" having an issue date of April 1, 1997;

          WHEREAS, SHP is the owner of the entire right, title and interest in and to U.S. Patent Application Serial No. ** and U.S. Patent Application Serial No. **;

          WHEREAS, SHP is in the process of preparing a patent application on a needle retraction system invention that was invented by **, the patent application for which is identified as SHP Docket No. SHP002.CP6 in the file of Gale H. Thorne, Sr. and will be filed in the U.S. Patent and Trademark office in the near future claiming priority from pending U.S. Patent Application Serial No. **; and

          WHEREAS, BECTON (defined in Article I paragraph 1) desires to obtain from SHP an exclusive license to make, have made, use, offer for sale, sell, and import needle retraction systems for ** falling within the claims of any of U.S. Patent Nos. 5,480,385; 5,487,734; 5,542,927; 5,549,708 and 5,616,135
and all patents issuing from U.S. Patent Application Serial Nos. ** and the patent application that will be filed under SHP Docket No. SHP002.CP6, and SHP is willing to grant such a license to BECTON.

The "**" marks the location of information that has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

          NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants herein contained, the parties hereto agree as follows:

                             ARTICLE I - DEFINITIONS
          1. "BECTON" as used herein shall mean Becton, Dickinson and Company and any entity which, directly or indirectly, through one or more intermediaries, controls BECTON, is controlled by BECTON, or is under the common control of BECTON and another entity. As used in this definition, the term "control" means an equity interest of more than fifty percent (50%).

          2. "SHP" as used herein shall mean Specialized Health Products, Inc. and any entity which, directly or indirectly, through one or more intermediaries, controls SHP, is controlled by SHP or is under the common control of SHP and another entity. As used in this definition, the term "control" means an equity interest of more than fifty percent (50%).

          3. "NEEDLE RETRACTION SYSTEM(S)" as used herein shall mean needle retraction systems disclosed in U.S. Patent Nos. 5,480,385; 5,487,734; 5,542,927; 5,549,708 or 5,616,135; U.S. Patent Application Serial Nos.
** or the patent application that will be filed under SHP Docket No. SHP002.CP6, or improvements, modifications and adaptations thereto.

          4. "SHP TECHNOLOGY" as used herein shall mean any patentable or unpatentable inventions, ideas, discoveries, improvements, design rights, semiconductor mask works, works of authorship, copyrights, trade secrets, know how, technical data, designs, plans, specifications, methods, processes, systems, clinical data, and any equivalents thereof, that are applicable to the FIELD and owned by or assigned to SHP.

          5. "SHP TECHNOLOGY PATENT(S)" as used herein shall mean any United States and foreign patents, and any patent applications, including any continuations, continuations-in-part, divisions, extensions, substitutions, reissues or reexaminations thereof, and any patents issuing therefrom, which claim SHP TECHNOLOGY and is owned by or assigned to SHP. SHP TECHNOLOGY PATENTS shall not include LICENSED PATENTS or IMPROVEMENT PATENTS.

          6. "LICENSED PATENT(S)" as used herein shall mean those United States and foreign patents and patent applications listed in Appendix A of this Agreement, any continuations, continuations-in-part, divisions, extensions, substitutions, reissues or reexaminations thereof, and any subsequently filed patent applications applicable to the FIELD, and any patents issuing therefrom, owned by or assigned to SHP, which claim NEEDLE RETRACTION SYSTEMS. LICENSED PATENTS shall not include IMPROVEMENT PATENTS.

The "**" marks the location of information that has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

          7. "LICENSED KNOW HOW" as used herein shall mean those inventions, ideas, discoveries, improvements, technical data, designs, plans, specifications, processes, and systems, owned by, or assigned to SHP, which relate to NEEDLE RETRACTION SYSTEMS and are identified in Appendix B of this Agreement.

          8. "VALID CLAIM" as used herein shall mean a claim of an issued or granted patent within LICENSED PATENTS so long as such claim shall not have been disclaimed by SHP or shall not have been held invalid, not enforceable or not infringed by BECTON by a tribunal of competent jurisdiction from whose judgment no appeal is taken or allowed.

          9. "LICENSED PRODUCT(S)" as used herein shall mean any NEEDLE RETRACTION SYSTEM whose manufacture, use, offer for sale, sale, or importation by BECTON would, but for this Agreement, in a jurisdiction where a VALID CLAIM exists, infringe such a VALID CLAIM.

          10. "LICENSED NEEDLE RETRACTION SYSTEM(S)" as used herein shall mean any NEEDLE RETRACTION SYSTEM that is manufactured, used, offered for sale and sold in a jurisdiction where no LICENSED PATENT exists and that would be a LICENSED PRODUCT if the NEEDLE RETRACTION SYSTEM were sold by BECTON in a jurisdiction where a VALID CLAIM exists. LICENSED NEEDLE RETRACTION SYSTEMS shall not include LICENSED PRODUCTS.

          11. "NET SALES" as used herein shall mean the gross revenue received by BECTON for LICENSED PRODUCTS, or LICENSED NEEDLE RETRACTION SYSTEMS, as the case may be, that are sold and shipped by BECTON to a purchaser other than BECTON or SHP, less credit and cash refunds for returned goods, allowances for damaged, obsolete or defective goods, rebates, excise, sales, use or value-added taxes or other government charges on the sale, transportation or delivery of LICENSED PRODUCT, or LICENSED NEEDLE RETRACTION SYSTEM, as the case may be, cash and trade discounts allowed, import duty and commissions to agents (reductions for commissions to agents shall not exceed, in the aggregate, ** of NET SALES in any FISCAL YEAR).

          12.     "FIELD" as used herein shall mean **.


The "**" marks the location of information that has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

          13. "IMPROVEMENT(S)" as used herein shall mean any patentable or unpatentable inventions, ideas, discoveries, improvements, design rights, semiconductor mask works, works of authorship, copyrights, trade secrets, know how, technical data, designs, plans, specifications, methods, processes, systems, clinical data, and any equivalents thereof relating to NEEDLE RETRACTION SYSTEMS owned by or assigned to SHP, or in which SHP has a licensable interest.

          14. "IMPROVEMENT PATENT(S)" as used herein shall mean any United States and foreign patents, and any patent applications, including any continuations, continuations-in-part, divisions, extensions, substitutions, reissues or reexaminations thereof, and any patents issuing therefrom, owned by or assigned to SHP, at least in part, or in which SHP has a licensable interest, which claim IMPROVEMENTS.

          15. "FISCAL YEAR" as used herein shall mean any yearly period during the term of this Agreement commencing on October 1 of one year and ending on September 30 the following year. Thus, FISCAL YEAR 1998 commences on October 1, 1997 and ends on September 30, 1998.

                               ARTICLE II - GRANT
         Subject to the terms and conditions of this Agreement, SHP hereby grants to BECTON an exclusive, world-wide right and license under LICENSED PATENTS to make, have made, use, offer for sale, sell, and import LICENSED PRODUCTS and LICENSED NEEDLE RETRACTION SYSTEMS only in the FIELD, together with the right to grant sublicenses only in the FIELD on commercially reasonable terms. SHP also grants to BECTON an exclusive world-wide right and license under LICENSED KNOW HOW to make, have made, use, offer for sale, sell, and import LICENSED PRODUCTS and LICENSED NEEDLE RETRACTION SYSTEMS only in the FIELD, together with the right to grant sublicenses only in the FIELD on commercially reasonable terms.
SHP does not grant any rights to BECTON outside of the FIELD.

                             ARTICLE III - PAYMENTS
          1. In consideration of the rights and licenses under LICENSED PATENTS, LICENSED KNOW HOW, IMPROVEMENT PATENTS and SHP TECHNOLOGY PATENTS herein granted to it, BECTON shall pay SHP an initial payment of One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) payable within thirty (30) days after the Effective Date of this Agreement (the "Initial Payment") and a subsequent payment of Two Million Dollars ($2,000,000) payable at the earlier of April 5, 1998 or within thirty (30) days after the first commercial sale and shipment by BECTON of a LICENSED PRODUCT or a LICENSED NEEDLE RETRACTION SYSTEM to a purchaser other than BECTON or SHP (the "Subsequent Payment"). Both the Initial Payment and the Subsequent Payment shall be fully credited against all earned royalties, as defined in Paragraphs 2 and 3 below of this Article III, accrued by BECTON under this Agreement. Notwithstanding the foregoing, the Initial Payment and the Subsequent Payment shall be deemed to be fully credited no later than the end of FISCAL YEAR 2001.

          2. In further consideration of the right and license herein granted to it under LICENSED PATENTS, BECTON shall pay SHP, from the Effective Date of this Agreement until the expiration of the last to expire patent under LICENSED PATENTS, an earned royalty of ** of NET SALES of LICENSED PRODUCT.

          3. In further consideration of the right and license herein granted to it under LICENSED KNOW HOW, BECTON shall pay SHP, for a period of ten (10) years from the Effective Date of this Agreement, an earned royalty of ** of NET SALES of LICENSED NEEDLE RETRACTION SYSTEMS. In no event shall the earned royalty rates identified in Paragraphs 2 and 3 of this Article III be cumulative.

         4. (A) In yet further consideration of the right and license herein granted to it under LICENSED PATENTS, BECTON shall have a Minimum Annual Royalty obligation beginning in FISCAL YEAR 2002 to maintain its exclusive licensee status hereunder only so long as there exists an unexpired patent under LICENSED PATENTS. If the foregoing condition is met, for each FISCAL YEAR during the term of this Agreement, commencing with FISCAL YEAR 2002, BECTON shall pay SHP a minimum annual royalty in the amount of ** (the "Minimum Annual Royalty"). The Initial Payment and the Subsequent Payment shall not be credited against the Minimum Annual Royalty.

                  (B) Subject to Paragraph 3 of Article VIII, upon written notice from SHP to BECTON that deficiencies exist in the Minimum Annual Royalty payment by BECTON for any FISCAL YEAR that Minimum Annual Royalties are required to be paid by BECTON, BECTON shall have sixty (60) days after receiving such notice to make up any deficiencies in its payment in order to maintain its exclusive licensee status. If BECTON does not make up such deficiencies in the Minimum Annual Royalty within sixty (60) days after receiving such notice, the license granted to BECTON under the LICENSED PATENTS shall become non-exclusive. Upon the conversion of the license under LICENSED PATENTS granted to BECTON hereunder from an exclusive license to a non-exclusive license, SHP at its option (i) may negotiate with and grant to one third party a non-exclusive license under LICENSED PATENTS, and (ii) may manufacture, offer for sale and sell LICENSED PRODUCTS. If SHP grants a third party a non-exclusive license under LICENSED PATENTS pursuant to this Paragraph


The "**" marks the location of information that has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

4(B), SHP shall, within thirty (30) days of the effective date of that license, provide written notification to BECTON of the existence of such a third party non-exclusive license, send BECTON a copy of that license with the written notification and offer the same terms of that license to BECTON in lieu of this Agreement. BECTON at its sole discretion may accept or reject that offer.

                  (C) It is understood that monies representing any outstanding Minimum Annual Royalty payments are not collectible as damages by SHP if BECTON fails to make such Minimum Annual Royalty payments, with the only remedy for SHP being conversion of the license granted herein to a non-exclusive license as set forth above.

          5. In situations where LICENSED PRODUCTS or LICENSED NEEDLE RETRACTION SYSTEMS are sold in combination with other products, such as in a kit or package, the applicable royalty rate which is applied shall be based on the NET SALES of LICENSED PRODUCTS or, NET SALES of LICENSED NEEDLE RETRACTION SYSTEMS, as the case may be, when sold separately in a transaction in substantially the same quantity, at substantially the same time, as the transaction to which this paragraph applies.

          6. At the expiration of the last to expire patent under LICENSED PATENTS, BECTON shall have a completely paid up, royalty free, world-wide right and license to subsequently make, have made, use, offer for sale, sell, and import LICENSED PRODUCT in the FIELD and shall have no further obligation to SHP under LICENSED PATENTS. On May 27, 2007, BECTON shall have a completely paid up, royalty free, world-wide right and license to subsequently make, have made, use, offer for sale, sell and import LICENSED NEEDLE RETRACTION SYSTEMS in the FIELD and shall have no further obligation to SHP under the LICENSED KNOW HOW.

          7. In respect of sublicenses granted by BECTON under Article II, BECTON shall pay to SHP ** of all income received by BECTON from such sublicensing.

          8. In consideration of the time and effort that has been and will be expended by SHP to transfer the LICENSED KNOW HOW to BECTON, BECTON shall pay to SHP ** in October 1997.

                   ARTICLE IV - COMMERCIALIZATION OF LICENSED
                 PRODUCTS AND LICENSED NEEDLE RETRACTION SYSTEMS
          1. Payment by BECTON of the Initial Payment and the Subsequent Payment referred to above in Paragraph 1 of Article III and the Minimum Annual Royalty referred to above in Paragraph 4 of Article III is considered to be complete satisfaction of any duty imposed upon BECTON to commercially exploit LICENSED

The "**" marks the location of information that has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

PRODUCTS and LICENSED NEEDLE RETRACTION SYSTEMS and is accepted by SHP in lieu of any best or reasonable efforts obligation on the part of BECTON.

          2. Nothing in this Agreement shall impose upon BECTON the obligation to use its best or reasonable efforts to create, continue or maximize sales of LICENSED PRODUCTS and LICENSED NEEDLE RETRACTION SYSTEMS or prevent BECTON from making, using, offering for sale, selling, or importing or causing to be made, have made, used, offered for sale, sold, or imported any place in the world, products competitive in nature to LICENSED PRODUCTS or LICENSED NEEDLE RETRACTION SYSTEMS. Nothing herein contained shall in any way limit BECTON's free and exclusive right to determine in its sole discretion the timing or manner of marketing, manufacturing or advertising LICENSED PRODUCTS and LICENSED NEEDLE RETRACTION SYSTEMS so long as such marketing, manufacturing or advertising is in compliance with applicable laws and regulations.

                 ARTICLE V - PATENT PROSECUTION AND MAINTENANCE,
                            AND GOVERNMENT CLEARANCES
         1. (A) SHP shall use reasonable commercial efforts to file and prosecute patent applications, and shall maintain all patents, licensed under LICENSED PATENTS. Furthermore, SHP shall promptly inform BECTON of any additions, deletions or changes in the status of any patent or patent application under LICENSED PATENT. SHP shall keep BECTON currently informed of the filing and progress of all material aspects of the prosecution of all patent applications and of the issuance of all patents under LICENSED PATENTS. SHP shall follow BECTON's reasonable suggestions concerning any activities that should be taken in the prosecution of any patent application under LICENSED PATENTS (the "Suggestions"), including but not limited to any activities that may affect the filing of additional patent applications, the substance of the disclosure in any patent application, the language of any claims in any patent application, or the substance of any response to a patent office action regarding any patent application, so that SHP may obtain the broadest possible patent coverage for the inventions disclosed in LICENSED PATENTS. Consistent with the foregoing, BECTON shall assist SHP as is reasonably necessary in order for SHP to obtain the broadest possible patent coverage for the inventions disclosed in LICENSED PATENTS.

                  (B) While this Agreement is in effect, should a third party market a NEEDLE RETRACTION SYSTEM that does not infringe any claim within LICENSED PATENTS but would have infringed such a claim if SHP had obtained the broadest possible patent coverage for the inventions disclosed in LICENSED PATENTS, as BECTON in its good faith and sole discretion determines, the prospective earned royalty rate identified in Paragraph 2 of Article III shall be reduced to **. Notwithstanding the foregoing, BECTON shall have no right to

The "**" marks the location of information that has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

reduce the royalty payment identified in Paragraph 2 of Article III if SHP has followed BECTON's reasonable Suggestions concerning the patent prosecution matter at issue or if BECTON had a reasonable opportunity upon adequate notice from SHP to make Suggestions concerning the patent prosecution matter at issue and BECTON failed to do so.

         2. BECTON shall pay ** of the reasonable expenses incurred by SHP during the term of this Agreement in obtaining any patent under LICENSED PATENTS up to a maximum payment of ** in any given FISCAL YEAR. To the extent that such reasonable expenses exceed ** in any FISCAL YEAR, the parties shall discuss the additional reasonable expenses and its proper allocation.

          3. BECTON shall, at its own expense, obtain all necessary clearances from governmental agencies to market LICENSED PRODUCTS and LICENSED NEEDLE RETRACTION SYSTEMS. Said requests for market clearance shall be filed with the necessary governmental agencies by BECTON as soon as reasonably practical after a commercial embodiment of a LICENSED PRODUCT or a LICENSED NEEDLE RETRACTION SYSTEM is developed by or for BECTON. SHP agrees to cooperate with BECTON and assist where appropriate in obtaining any such clearances.

                            ARTICLE VI - IMPROVEMENTS
          1. It is understood and agreed that improvements, modifications and adaptations to LICENSED PRODUCTS and LICENSED NEEDLE RETRACTION SYSTEMS may be made by BECTON, its employees, agents, consultants, or independent contractors, either solely or jointly with others during the term of this Agreement and that all right, title and interest to such improvements, modifications and adaptations including any patents issued, the claims of which cover such improvements, modifications and adaptations remain the property of BECTON to the fullest extent allowed under the applicable patent law and shall not be subject to any of the terms of this Agreement.

          2. SHP hereby grants to BECTON and BECTON hereby accepts from SHP an exclusive, world-wide, royalty free right and license under IMPROVEMENT PATENTS to make, have made, use, offer for sale, sell and import any IMPROVEMENT in the FIELD.

                          ARTICLE VII - SHP TECHNOLOGY
                  SHP shall notify BECTON of all SHP TECHNOLOGY developed during the term of this Agreement by providing to BECTON a copy of each U.S. patent application filed under SHP TECHNOLOGY PATENTS relating to SHP TECHNOLOGY in the FIELD within thirty (30) days of the filing date.

The "**" marks the location of information that has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                           (A)      BECTON may provide a written offer to SHP
within ninety (90) days of receipt of each such U.S. patent application to license such SHP TECHNOLOGY. During the ninety (90) day period, SHP shall not grant, or negotiate to grant, to any other person, firm or corporation any right, license, shop right or privilege in or to such SHP TECHNOLOGY PATENTS in the FIELD. SHP shall provide written notice to BECTON, within thirty (30) days of receipt of BECTON's offer, regarding whether SHP will accept or reject BECTON's offer. If SHP notifies BECTON that SHP will accept BECTON's offer, the parties shall enter into a definitive license agreement under such SHP TECHNOLOGY PATENTS in the FIELD.

                           (B)      If SHP notifies BECTON that SHP will reject
BECTON's offer, or if BECTON makes no offer to SHP within the ninety (90) day period, SHP may thereafter negotiate with third parties to license such SHP TECHNOLOGY PATENTS in the FIELD. However, SHP shall keep BECTON informed of such negotiations and SHP shall provide written notification to BECTON of the terms agreed upon by SHP and such third party. BECTON shall have the right of final offer to match any such terms by providing written notice to SHP, within thirty
(30) days after receipt of SHP's written notice to BECTON of such terms, that BECTON will accept those terms. If BECTON does not accept the terms, SHP shall be free to commercialize such SHP TECHNOLOGY PATENTS in the FIELD. If BECTON does accept the terms, SHP and BECTON shall enter into a definitive license agreement under such SHP TECHNOLOGY PATENTS in the FIELD under the negotiated terms.

                   ARTICLE VIII - BOOKS OF ACCOUNT AND REPORTS
          1. BECTON shall keep complete and accurate records of the sales by BECTON of LICENSED PRODUCTS and LICENSED NEEDLE RETRACTION SYSTEMS and all data necessary for the computation of payments to be made to SHP hereunder in accordance with BECTON'S own document retention policy. BECTON shall contractually obligate any BECTON sublicensee of the LICENSED PRODUCTS and LICENSED NEEDLE RETRACTION SYSTEMS to keep complete and accurate records of the sales by such sublicensees of LICENSED PRODUCTS and LICENSED NEEDLE RETRACTION SYSTEMS and all data necessary for the computation of payments to be made to BECTON in accordance with the sublicensee's own document retention policy. However, neither BECTON nor its sublicensees shall have a duty of trust or other fiduciary relationship with SHP regarding the maintenance of the books of account or the calculation and reporting of royalties.

          2. Payments hereunder, when due, shall be made on or before the last business day of May, August, November and February of each year for the sales of LICENSED PRODUCTS and LICENSED NEEDLE RETRACTION SYSTEMS sold during the preceding quarterly periods ending on the last day of March, June, September and December, respectively. Such payments to SHP shall be accompanied by a statement showing the NET SALES of LICENSED PRODUCTS, and the NET SALES of LICENSED NEEDLE

RETRACTION SYSTEMS if applicable, and such other particulars as are necessary for an account of the payments to be made pursuant to this Agreement. Payment of the amount due shall accompany such statement, which shall be deemed to be true and correct unless objected to and audited in accordance with Paragraph 5 of this Article VIII.

          3. If BECTON is obligated to make payment to meet any Minimum Annual Royalty obligation hereunder, it shall be paid together with the report for the last quarter of the FISCAL YEAR affected thereby, in accordance with the reporting requirements set forth in this Article VIII.

         4. All monies payable hereunder shall be payable in United States dollars by a check or checks drawn to the order of the appropriate party. To the extent sales may have been made in a foreign country, such royalty payments shall be made in United States dollars on the basis of conversion, from the currency of such foreign country, at the rate recited in the report entitled "Rates of Exchange" issued monthly by BECTON's International Financial Department which provides spot exchange rates for each foreign country where sales were made, on the last business day of the calendar quarter when the sales occurred, and shall be paid at the time and in the manner set forth above, provided, however, that payments based on sales in any foreign country shall be payable only after deducting for exchange and all other charges due foreign governments, including withholding taxes, arising from the origin and transmittal of such royalties, and further provided that the foregoing is subject to the right to make payment in any country where the currency is blocked and where legal conversion of the currency billed cannot be made into United States dollars by depositing such payments in the appropriate party's name in a bank designated by that party within such country.

          5. SHP, at its own expense, shall have the right for a period of two
(2) years after receiving any report from BECTON to nominate an independent Certified Public Accountant, acceptable to BECTON, who shall have access to BECTON'S records during reasonable business hours for the purpose of verifying the payments made under this Agreement, but this right may not be exercised more than once in any calendar year, and the Certified Public Accountant shall disclose to SHP only information relating to the accuracy of the payment report and the payments made in accordance with this Agreement. BECTON shall impose similar contractual obligations on its sublicensees to allow an independent Certified Public Accountant, acceptable to both BECTON and SHP, to inspect the sublicensees' books and records to verify payment under such sublicense. The failure of SHP to request verification of any payment report during said two (2) year period shall be considered acceptance of the accuracy of such report and BECTON shall have no obligation to maintain any records pertaining to such report beyond said two (2) year period.

                         ARTICLE IX - PATENT LITIGATION
         1. (A) In the event either party hereof receives notice of alleged infringement of any patent under LICENSED PATENTS or IMPROVEMENT PATENTS relating to LICENSED PRODUCTS or LICENSED NEEDLE RETRACTION SYSTEMS in the FIELD, it shall promptly notify the other party of such infringement. BECTON shall be privileged, but not required, to bring suit and to control the conduct thereof against the alleged infringer of any claims of any patents under such LICENSED PATENTS or such IMPROVEMENT PATENTS in the FIELD and to join SHP as a party to such suit, in which event BECTON shall hold SHP free, clear and harmless from any and all costs and expenses of such litigation, including attorneys' fees. In the event BECTON exercises the privileges herein conferred, it shall have the right to retain all damages recovered.

                  (B) If BECTON does not bring suit against said infringer, as herein provided, within ninety (90) days after receipt of such notice, SHP shall have the right but shall not be obligated to bring suit for such alleged infringement, and to join BECTON as a party to such suit only if a court of competent jurisdiction determines BECTON is a necessary party to such suit, in which event SHP shall hold BECTON free, clear and harmless from any and all costs and expenses of such litigation, including attorneys' fees. In the event SHP exercises the right to sue an infringer, herein conferred, it shall have the right to retain all damages recovered.

                  (C) Each party shall always have the right to be represented by counsel of its own selection and at its own expense in any such suit identified in Paragraph 1 of this Article IX instituted by the other for infringement, under the terms hereof. Either party has the right, within ninety
(90) days of the filing of the original complaint, to join in, but not control, any such suit identified in Paragraph 1 of this Article IX brought by the other and shall share equally in the cost and expenses of such suit, including attorneys' fees and any sums recovered.

                  (D) Nothing contained in this ARTICLE IX shall be construed to in any way limit or interfere with SHP's right to bring suit and control the conduct thereof for any and all claims relating to LICENSED PATENTS or IMPROVEMENT PATENTS outside of the FIELD.

         2. (A) If BECTON is sued by a third party charging infringement of a patent relating to a NEEDLE RETRACTION SYSTEM resulting from the sale by BECTON of a LICENSED PRODUCT or a LICENSED NEEDLE RETRACTION SYSTEM in the FIELD, BECTON shall promptly notify SHP. Upon filing of such suit by such third party which if successful could prevent BECTON from marketing LICENSED PRODUCTS or LICENSED NEEDLE RETRACTION SYSTEMS, the prospective earned royalty and Minimum Annual Royalty payments which would otherwise be paid to SHP shall be deposited in an interest bearing escrow account.

                  (B) In the event of a final adjudication in any such suit identified in Paragraph 2(A) of this Article IX enjoining BECTON from making, having made, using, offering for sale, selling or importing LICENSED PRODUCTS or LICENSED NEEDLE RETRACTIONS SYSTEMS in the FIELD or holding BECTON liable for damages, an amount shall be deducted by BECTON from the escrow account sufficient to reimburse itself for all damages and legal expenses including attorneys' fees incurred and paid by BECTON in such suit and BECTON shall no longer have a Minimum Annual Royalty obligation to maintain its exclusive licensee status hereunder. After such deduction, any deposits remaining in the escrow account shall immediately be released and paid over to SHP. BECTON agrees to provide SHP with a report setting forth the amounts of damages and expenses incurred by BECTON.

                  (C) In the event of a settlement of such suit identified in Paragraph 2(A) of this Article IX resulting in the payment of monies from BECTON to the third party, an amount shall be deducted by BECTON from the escrow account sufficient to reimburse itself for ** of the monies paid to the third party and legal expenses including attorneys' fees incurred and paid by BECTON in such suit, After such deduction, any deposits remaining in the escrow account shall immediately be released and paid over to SHP. BECTON and SHP shall discuss the settlement prior to BECTON becoming bound by the terms of the settlement. After such discussion, BECTON shall have the right to settle such suit upon approval of SHP, which approval shall not be unreasonably withheld.

                  (D) In the event of a final adjudication in any such suit which holds the patents of such third party invalid or valid but not infringed, all deposits remaining in the escrow account shall immediately be released and paid over to SHP.

         3. While this Agreement is in effect, should BECTON find it necessary to obtain a license under a patent from a third party relating to a NEEDLE RETRACTION SYSTEM in order to render marketable LICENSED PRODUCTS or LICENSED NEEDLE RETRACTION SYSTEMS, BECTON shall discuss with SHP the necessity of such a third party license and shall thereafter have the right to negotiate such a third party license upon approval by SHP, which approval shall not be unreasonably withheld. If such a third party license is obtained by BECTON, and BECTON is required to pay and does pay royalties to such a third party in respect of BECTON's commercialization of LICENSED PRODUCTS or LICENSED NEEDLE RETRACTION SYSTEMS, the applicable prospective earned royalties payable to SHP pursuant to this Agreement shall be reduced by an amount equal to the amount of royalties paid to such third party. However, the prospective earned royalties payable to SHP under this Agreement shall not be reduced by more than ** pursuant to this Paragraph. If BECTON is required to pay and does pay a one time license fee or assignment fee to any person, corporation or business entity other than SHP for rights under a patent relating to a NEEDLE RETRACTION

The "**" marks the location of information that has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SYSTEM in respect to BECTON's commercialization of LICENSED PRODUCTS or LICENSED NEEDLE RETRACTIONS SYSTEMS, up to ** of the applicable prospective earned royalties payable to SHP shall be withheld until the amount of royalties withheld equals up to ** of BECTON's one time license or assignment fee.

          4. If SHP is sued by a third party as a result of SHP's selling any product under the rights reserved to itself, SHP shall hold BECTON free, clear and harmless from any and all costs and expenses of such litigation, including attorneys' fees.

                      ARTICLE X - DURATION AND TERMINATION
          1. Unless sooner terminated as herein provided in Paragraph 2 of this
Article X, this Agreement shall continue in effect until the expiration of the last to expire patent under LICENSED PATENTS.

          2. This Agreement may be sooner terminated as follows:

                  (A) By BECTON at any time giving SHP thirty (30) days advance written notice thereof. Such termination shall not operate to relieve BECTON of its obligation to pay all unpaid earned royalties on LICENSED PRODUCTS or LICENSED NEEDLE RETRACTION SYSTEMS sold prior to the effective date of termination. No payment of any outstanding Minimum Annual Royalty is due by BECTON if BECTON terminates this Agreement other than the pro rata share of the Minimum Annual Royalty calculated up to the effective date of termination. Becton's right to grant sublicenses shall terminate as of the date of any such notice hereunder and all sublicenses granted prior to the date of such notice shall terminate with the termination of this Agreement.

                  (B) Should a party hereto fail to perform any material covenants of this Agreement on its part to be performed, then upon written notice of such failure from the other party, the party in breach or default shall have sixty (60) days from the date of notice to correct the breach or default, and upon failure to do so, the party not in breach or default may cancel and terminate this Agreement upon written notice. This Paragraph shall in no way limit a parties' right to such damages or other relief as may be legally available to it due to breach by the other party.

         3. If SHP terminates this Agreement pursuant to Paragraph 2 of this
Article X, BECTON shall have the right to sell or to otherwise dispose of all LICENSED PRODUCTS and all LICENSED NEEDLE RETRACTION SYSTEMS that BECTON has on hand in inventory as of the effective date of such termination.

The "**" marks the location of information that has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                   ARTICLE XI - REPRESENTATIONS AND WARRANTIES
         1. SHP represents and warrants that it is the owner of the entire right, title and interest in the LICENSED PATENTS, SHP TECHNOLOGY PATENTS, LICENSED KNOW HOW and SHP TECHNOLOGY and that it has the right to grant the rights and licenses as set forth in this Agreement and is able to enter into this Agreement and become bound by the terms hereof.

         2. SHP represents and warrants that it has not granted and will not grant any other licenses under the LICENSED PATENTS, IMPROVEMENT PATENTS, SHP TECHNOLOGY PATENTS, LICENSED KNOW HOW and SHP TECHNOLOGY that will conflict with any of the rights granted to BECTON under this Agreement.

         3. SHP represents that to the best of its knowledge the manufacture, use, offer for sale, sale or importation by BECTON of LICENSED PRODUCTS and LICENSED NEEDLE RETRACTION SYSTEMS in the FIELD will not infringe any claims of any patents, of which SHP is aware, relating to a NEEDLE RETRACTION SYSTEM of any third parties. SHP does not represent that it has performed any infringement analysis of any patents.

         4. Becton, Dickinson and Company represents and warrants that it is a corporation duly organized, validly existing and in good standing under the laws of New Jersey.

         5. Specialized Health Products, Inc. represents and warrants that it is a corporation duly organized, validly existing and in good standing under the laws of Utah.

         6. BECTON represents and warrants that it has the power to execute and deliver this Agreement and to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of BECTON, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and except as enforcement is subject to general principles of equity. No approvals or consents are required in order for BECTON to consummate this Agreement and perform the transactions contemplated hereunder.

         7. SHP represents and warrants that it has the power to execute and deliver this Agreement and to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of SHP, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and except as enforcement is subject to general principles of equity. No approvals or consents are required in order for SHP to consummate this Agreement and perform the transactions contemplated hereunder.

                            ARTICLE XII - LIMITATIONS
         1. With respect to SHP, nothing in this Agreement shall be construed as:
                  (a) A warranty or representation that any patent applications filed or that may be filed disclosing and claiming any aspect of the LICENSED PRODUCTS will mature into issued patents; or
                  (b) A warranty or representation as to the validity or scope of any Patent Rights that may accrue during the term of this Agreement; or
                  (c) Granting by implication, estoppel, or otherwise any licenses or rights other than those expressly granted in this Agreement.

         2. SHP MAKES NO WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE LICENSED PRODUCTS AND LICENSED NEEDLE RETRACTION SYSTEM(S) NOT EXPRESSLY SET FORTH IN THIS AGREEMENT. THE LICENSED PRODUCTS AND LICENSED NEEDLE RETRACTION SYSTEM(S) ARE MADE AVAILABLE TO BECTON STRICTLY ON AN "AS IS" BASIS. SHP DOES NOT WARRANT THAT THE LICENSED PRODUCTS AND LICENSED NEEDLE RETRACTION SYSTEM(S) ARE ERROR FREE OR THAT THEY WILL MEET BECTON'S REQUIREMENTS, OR THAT ANY PART OF THEM IS PATENTABLE OR DOES NOT INFRINGE ANY EXISTING OR FUTURE PATENT OR INTELLECTUAL PROPERTY OF ANY OTHER PERSON. ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY DISCLAIMED AND EXCLUDED. THE ENTIRE RISK AS TO THE RESULTS AND PERFORMANCE OF THE LICENSED PRODUCTS AND LICENSED NEEDLE RETRACTION SYSTEM(S) IS ASSUMED BY BECTON.

                         ARTICLE XIII - INDEMNIFICATION
         During the term of this Agreement, BECTON shall hold SHP free, clear and harmless from, and shall indemnify SHP, for any and all costs and expenses, including attorneys fees, arising out of any use or sale by BECTON or its transferees of LICENSED PRODUCTS or LICENSED NEEDLE RETRACTION SYSTEMS. Upon written request by SHP, BECTON shall furnish SHP with a Certificate of Insurance evidencing any insurance coverage which may be in effect during the term of this Agreement.

                           ARTICLE XIV - MISCELLANEOUS
         1. Any notice or other communication required or permitted by this Agreement shall be deemed to have been validly delivered (i) on the date mailed if the same shall be mailed by registered or certified mail, postage prepaid, and addressed to the proper party at its respective address, or (ii) on the date of facsimile transmission if sent by facsimile to the proper party at its respective facsimile number and if a confirmation copy of the facsimile transmission is sent by registered or certified mail, postage prepaid, and addressed to the proper party at its respective address.

         With respect to BECTON, all notices shall be addressed to:

                  President
                  **

with a copy to:

                  Chief Patent and Licensing Counsel
                  Becton, Dickinson and Company
                  1 Becton Drive
                  Franklin Lakes, New Jersey 07417
                  Fax No.: (201) 848-9228

         With respect to SHP, all notices shall be addressed to:

                  President
                  Specialized Health Products, Inc.
                  655 E. Medical Drive
                  Bountiful, Utah 84010
                  Fax No.: (801) 298-1759

with a copy to:

                  Eric L. Robinson, Esq.
                  Blackburn & Stoll, LC
                  77 West 200 South, Suite 400
                  Salt Lake City, Utah 84101
                  Fax No.: (801) 521-7965

Either party may change the address at which it desires to receive notice upon written notice of such change to the other party.

          2. This Agreement is assignable and transferable by either party only upon the prior written approval of the other party, which approval shall not be unreasonably withheld. Subject to the foregoing, all of the terms, provisions and obligations of this Agreement shall be binding upon and inure to the benefit of the successors and assigns of BECTON and SHP to which this Agreement relates. The LICENSED PATENTS and LICENSED KNOW HOW are not assignable or transferable by

The "**" marks the location of information that has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SHP, to the extent that such assignment or transfer could affect BECTON's rights under this Agreement in the FIELD, except upon the express written approval of BECTON, which approval shall not be unreasonably withheld.

          3. Nothing herein contained shall be construed to place the parties in the relationship of partners or joint venturers or principal and agent or create any entity or association, and neither party shall have the power to obligate or bind the other in any manner whatsoever.

          4. Nothing herein contained shall be construed to grant SHP any license or rights in any of BECTON's intellectual property including, but not limited to, BECTON's know-how, trade secrets, and patents which are assigned or licensed to BECTON.

          5. BECTON shall not be responsible for and the terms of this Agreement shall be inapplicable to, any defaults or delays which are due to cause beyond BECTON's control, including but not limited to, acts of God or of the public enemy, acts or any order of a government, fires, floods, or other natural disasters, embargoes, accidents, explosions, strikes or other labor disturbances regardless of the reasonableness of the demands of labor, shortages of fuel, power or raw materials, inability to obtain or delays of transportation facilities, incidents of war, or other events causing the inability of BECTON, acting in good faith with due diligence, to perform its obligations under this Agreement.

          6. This Agreement, and the appendices, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and no modification of this Agreement shall be effective unless it is in writing and is signed by a duly authorized representative of each party. There are no understandings, representations or warranties except as herein expressly set forth.

          7. BECTON shall use reasonable commercial efforts to mark all LICENSED PRODUCTS with the appropriate patent marking in compliance with all Federal and foreign jurisdiction laws in respect of patent marking, if any, but the selection, location and particulars of such marking shall be at BECTON'S discretion.

          8. The failure or delay of a party hereto to enforce any of its rights under this Agreement shall not be deemed to be a continuing waiver or a modification by such party of any of its rights under this Agreement, and a party may, within the time provided by the applicable law, commence appropriate legal proceedings for enforcing any or all of its rights under this Agreement. Any failure to enforce or delay in enforcement shall not constitute a defense.

         9. SHP shall not originate any publicity, news release or public announcement, written or oral, whether to the public, press or otherwise, relating to this Agreement, to any amendment hereto or performance hereunder, save only such announcement which is required by law to be made and such announcements that are mutually agreed to by BECTON and SHP.

          10. Should any part or provisions of this Agreement be held unenforceable or in conflict with the law of any jurisdiction, the validity of the remaining part or provisions shall not be affected by such holdings.

          11. This Agreement shall be construed, interpreted and applied in accordance with and governed by the laws of the State of Utah, or, as necessary, the laws of the United States of America with respect to the application of the patent statutes.

          IN WITNESS WHEREOF, SHP and BECTON have caused this instrument to be executed in duplicate effective as of the date first hereinabove written.

SPECIALIZED HEALTH                          BECTON, DICKINSON AND COMPANY
PRODUCTS, INC.


By:/s/ David A. Robinson                 By:/s/
---------------------------------        -----------------------------
   David A. Robinson                        **
   President and CEO                        President
                                            **



The "**" marks the location of information that has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.



                                   APPENDIX A

     Country               Serial No.         Filing Date      Patent No.       Issue Date           SHP Docket
     -------               ----------         -----------      ----------       ----------           ----------
  United States            08/370,728           1/10/95         5,480,385         1/2/96               SHP002
  United States            08/436,976            5/8/95         5,487,734        1/30/96             SHP002.CIP
  United States            08/484,533            6/7/95         5,542,927         8/6/96             SHP002.CP2
  United States            08/455,514           5/31/95         5,549,708        8/27/96              SHP002.C
  United States            08/565,881           12/1/95         5,616,135         4/1/97             SHP002.CP3
       PCT               PCT/US95/16665         12/1/95                                                SHP002A
  United States                **                 **                                                  SHP002.CP4
       PCT               PCT/US97/01319         1/30/97                                               SHP002.CP4.A
  United States                **                 **                                                 SHP002.CP5
  United States                                                                                      SHP002.CP6


The "**" marks the location of information that has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                   APPENDIX B

         Prototypes of the **.
         Part drawings:

                  **

                  Part design history.









The "**" marks the location of information that has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.